Exhibit 99.1

Investor Contact:	Media Contact:
Andy Milevoj	Cherie Gallarello
(516) 237-4617	cgallarello@1800flowers.com
amilevoj@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2024 Second Quarter Results

Reports Revenues of $822.1 million and Net Income of $62.9 million, or $0.97 per share, which Includes a Non-Cash Impairment Charge of $19.8 million

Adjusted Net Income (1) was $82.7 million, or $1.27 per share

Gross Profit Margin Improves 230 basis points to 43.3%, Marking the Fifth Consecutive Quarter of Year-Over-Year Gross Profit Margin Expansion

Generates Adjusted EBITDA (1) of $130.1 million

Updates Fiscal 2024 Revenue Guidance

(1) Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.)

Jericho, NY, February 1, 2024 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its fiscal 2024 second quarter ended December 31, 2023.

Fiscal 2024 Second Quarter Highlights

●	Total consolidated revenues decreased 8.4% to $822.1 million, compared with total consolidated revenues of $897.9 million in the prior year period. E-commerce revenue declined 6.6% to $738.4 million.

●

Gross profit margin increased 230 basis points to 43.3%, compared with 41.0% in the prior year period. The gross profit margin expansion was led by improvements across the Company’s three business segments, which benefited from lower freight costs, lower labor costs, a decline in certain commodity costs, as well as the Company’s inventory optimization efforts.

●

Operating expenses increased $11.8 million from the prior year period, including a $19.8 million non-cash impairment charge in the Consumer Floral and Gifts segment related to the Personalization Mall trademark. Excluding the impact of this charge and the appreciation or depreciation of investments in the Company’s non-qualified compensation plan, operating expenses declined $10.8 million as compared with the prior year period to $242.0 million.

●

Net income for the quarter was $62.9 million, or $0.97 per diluted share, which includes a non-cash impairment charge of $19.8 million or $0.30 per diluted share. Adjusted Net Income[1] was $82.7 million, or $1.27 per diluted share. In the prior year period, Net income was $82.5 million, or $1.27 per diluted share.

●	Adjusted EBITDA[1] for the quarter was $130.1 million, as compared with Adjusted EBITDA[1] of $131.4 million in the prior year period.

“Our second quarter earnings came in line with our expectations, as our gross profit margin recovery and expense optimization efforts helped offset a softer than anticipated consumer environment,” said Jim McCann, Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. “This was our fifth consecutive quarter of gross margin expansion, and we are well on our path to returning to our historical mean annual gross margin rate in the low 40s percent range. Our gross profit margin is benefiting from a reversion to the mean of certain commodity costs combined with our Work Smarter initiatives that are centered on operating more efficiently and provide a benefit to both our gross profit margin and operating expenses.”

“We are maintaining our full year Adjusted EBITDA estimate, as our Work Smarter initiatives that are contributing to our gross profit margin and operating margin are expected to continue to mitigate a softer topline environment,” continued Mr. McCann. “Our quarter-over-quarter sales trends continue to move in the right direction and our Relationship Innovation and Work Smarter initiatives are having a clear and direct impact on our business, which we expect to only be further buoyed as the broader consumer discretionary environment improves.”

Segment Results

The Company provides Fiscal 2024 second quarter selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet segments in the tables attached to this release and as follows:

●

Gourmet Foods and Gift Baskets: Revenues for the quarter were $540.0 million, declining 8.2% compared with $588.4 million in the prior year period. Gross profit margin expanded 220 basis points to 43.2%, compared with 41.0% percent in the prior year period, benefiting from lower freight costs, lower labor costs, a decline in certain commodity costs, as well as the Company’s inventory optimization efforts. Segment contribution margin[1] declined by $5.4 million to $118.2 million, compared with segment contribution margin[1] of $123.5 million in the prior year period, primarily due to the revenue decline.

●

Consumer Floral & Gifts: Revenues for the quarter were $254.8 million, declining 8.0% compared with $277.0 million in the prior year period. Gross profit margin expanded 230 basis points to 42.8%, compared with 40.5% percent in the prior year period, improving on lower freight and labor costs. Segment contribution margin[1] excluding the impairment charge was $30.4 million, compared with segment contribution margin[1] of $27.9 million in the prior year period.

●

BloomNet: Revenues for the quarter were $27.2 million, declining 17.1% compared with $32.9 million in the prior year period. Revenue was impacted by the lower order volume processed by BloomNet. Gross profit margin was 47.6%, compared with 42.2% in the prior year period, primarily reflecting product mix and lower freight costs. Segment contribution margin[1] was $9.1 million, compared with $9.3 million in the prior year period.

Company Guidance

The Company is updating its Fiscal 2024 guidance to reduce its revenue outlook for the full year, while maintaining its Adjusted EBITDA and Free Cash Flow expectations, as the improvement in gross profit margin and the company’s expense optimization efforts are expected to mitigate the softer than anticipated revenue improvement.

As a result, the Company now expects Fiscal 2024:

●	total revenues on a percentage basis to decline in a range of 7% to 9%, as compared with the prior year;

●	Adjusted EBITDA[1] to be in a range of $95 million to $100 million; and

●	Free Cash Flow[1] to be in a range of $60 million to $65 million.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, February 1, 2024, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. (ET) today through February 8, 2024, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 4402294.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common

Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, and Simply Chocolate®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among the top 5 on the National Retail Federation’s 2021 Hot 25 Retailers list, which ranks the nation’s fastest-growing retail companies, and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

FLWS–COMP
FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “should,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2023	July 2, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$312,017	$126,807
Trade receivables, net	46,578	20,419
Inventories	161,324	191,334
Prepaid and other	24,557	34,583
Total current assets	544,476	373,143

Property, plant and equipment, net	227,643	234,569
Operating lease right-of-use assets	117,825	124,715
Goodwill	153,577	153,376
Other intangibles, net	117,897	139,888
Other assets	30,292	25,739
Total assets	$1,191,710	$1,051,430

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$92,418	$52,588
Accrued expenses	224,084	141,914
Current maturities of long-term debt	10,000	10,000
Current portion of long-term operating lease liabilities	15,433	15,759
Total current liabilities	341,935	220,261

Long-term debt, net	181,749	186,391
Long-term operating lease liabilities	110,740	117,330
Deferred tax liabilities, net	25,026	31,134
Other liabilities	28,900	24,471
Total liabilities	688,350	579,587
Total stockholders’ equity	503,360	471,843
Total liabilities and stockholders’ equity	$1,191,710	$1,051,430

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net revenues:
E-Commerce	$738,406	$790,410	$948,317	$1,029,332
Other	83,648	107,467	142,787	172,149
Total net revenues	822,054	897,877	1,091,104	1,201,481
Cost of revenues	466,357	530,111	633,479	732,257
Gross profit	355,697	367,766	457,625	469,224
Operating expenses:
Marketing and sales	188,557	194,466	271,075	283,605
Technology and development	14,822	14,952	30,126	29,692
General and administrative	27,154	28,908	55,643	55,153
Depreciation and amortization	14,152	14,315	27,346	27,009
Intangible impairment	19,762	-	19,762	-
Total operating expenses	264,447	252,641	403,952	395,459
Operating income	91,250	115,125	53,673	73,765
Interest expense, net	4,611	4,143	8,093	6,964
Other (income) expense, net	(2,736)	148	(2,262)	1,070
Income before income taxes	89,375	110,834	47,842	65,731
Income tax expense	26,468	28,304	16,177	16,893
Net income	$62,907	$82,530	$31,665	$48,838

Basic net income per common share	$0.97	$1.28	$0.49	$0.76

Diluted net income per common share	$0.97	$1.27	$0.49	$0.75

Weighted average shares used in the calculation of net income per common share:
Basic	64,835	64,675	64,814	64,606
Diluted	65,177	64,835	65,155	64,820

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	December 31, 2023	January 1, 2023

Operating activities:
Net income	$31,665	$48,838
Adjustments to reconcile net income to net cash provided by operating activities:
Intangible impairment	19,762	-
Depreciation and amortization	27,346	27,009
Amortization of deferred financing costs	361	671
Deferred income taxes	(6,108)	(846)
Bad debt expense	225	2,407
Stock-based compensation	4,595	3,454
Other non-cash items	(385)	(470)
Changes in operating items:
Trade receivables	(26,384)	(31,622)
Inventories	29,808	46,506
Prepaid and other	6,640	7,550
Accounts payable and accrued expenses	125,404	89,050
Other assets and liabilities	(169)	1,113
Net cash provided by operating activities	212,760	193,660

Investing activities:
Capital expenditures	(17,807)	(23,849)
Net cash used in investing activities	(17,807)	(23,849)

Financing activities:
Acquisition of treasury stock	(4,787)	(1,175)
Proceeds from exercise of employee stock options	44	-
Proceeds from bank borrowings	82,000	195,900
Repayment of bank borrowings	(87,000)	(205,900)
Debt issuance cost	-	(383)
Net cash used in financing activities	(9,743)	(11,558)

Net change in cash and cash equivalents	185,210	158,253
Cash and cash equivalents:
Beginning of period	126,807	31,465
End of period	$312,017	$189,718

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Three Months Ended
	December 31, 2023	Intangible Impairment	As Adjusted (non-GAAP) December 31, 2023	January 1, 2023	Things Remembered Transaction Costs	As Adjusted (non-GAAP) January 1, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$254,835	$-	$254,835	$277,049	$-	$277,049	-8.0%
BloomNet	27,236		27,236	32,852		32,852	-17.1%
Gourmet Foods & Gift Baskets	539,963		539,963	588,431		588,431	-8.2%
Corporate	279		279	72		72	287.5%
Intercompany eliminations	(259)		(259)	(527)		(527)	50.9%
Total net revenues	$822,054	$-	$822,054	$897,877	$-	$897,877	-8.4%

Gross profit:
Consumer Floral & Gifts	$109,176		$109,176	$112,274		$112,274	-2.8%
	42.8%		42.8%	40.5%		40.5%

BloomNet	12,974		12,974	13,879		13,879	-6.5%
	47.6%		47.6%	42.2%		42.2%

Gourmet Foods & Gift Baskets	233,200		233,200	241,418		241,418	-3.4%
	43.2%		43.2%	41.0%		41.0%

Corporate	347		347	195		195	77.9%
	124.4%		124.4%	270.8%		270.8%

Total gross profit	$355,697	$-	$355,697	$367,766	$-	$367,766	-3.3%
	43.3%	-	43.3%	41.0%	-	41.0%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$10,593	$19,762	$30,355	$27,886	$-	$27,886	8.9%
BloomNet	9,088		9,088	9,348		9,348	-2.8%
Gourmet Foods & Gift Baskets	118,153		118,153	123,503		123,503	-4.3%
Segment Contribution Margin Subtotal	137,834	19,762	157,596	160,737	-	160,737	-2.0%
Corporate (b)	(32,432)		(32,432)	(31,297)	243	(31,054)	-4.4%
EBITDA (non-GAAP)	105,402	19,762	125,164	129,440	243	129,683	-3.5%
Add: Stock-based compensation	2,231		2,231	1,899		1,899	17.5%
Add: Compensation charge related to NQ Plan Investment Appreciation (Depreciation)	2,682		2,682	(196)		(196)	1468.4%
Adjusted EBITDA (non-GAAP)	$110,315	$19,762	$130,077	$131,143	$243	$131,386	-1.0%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Six Months Ended
	December 31, 2023	Intangible Impairment	As Adjusted (non-GAAP) December 31, 2023	January 1, 2023	Things Remembered Transaction Costs	As Adjusted (non-GAAP) January 1, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$397,029	$-	$397,029	$439,229	$-	$439,229	-9.6%
BloomNet	56,106		56,106	66,219		66,219	-15.3%
Gourmet Foods & Gift Baskets	638,072		638,072	696,659		696,659	-8.4%
Corporate	549		549	116		116	373.3%
Intercompany eliminations	(652)		(652)	(742)		(742)	12.1%
Total net revenues	$1,091,104	$-	$1,091,104	$1,201,481	$-	$1,201,481	-9.2%

Gross profit:
Consumer Floral & Gifts	$165,498	$-	$165,498	$174,193	$-	$174,193	-5.0%
	41.7%		41.7%	39.7%		39.7%

BloomNet	27,472		27,472	28,366		28,366	-3.2%
	49.0%		49.0%	42.8%		42.8%

Gourmet Foods & Gift Baskets	264,107		264,107	266,531		266,531	-0.9%
	41.4%		41.4%	38.3%		38.3%

Corporate	548		548	134		134	309.0%
	99.8%		99.8%	115.5%		115.5%

Total gross profit	$457,625	$-	$457,625	$469,224	$-	$469,224	-2.5%
	41.9%	-	41.9%	39.1%	-	39.1%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$19,419	$19,762	$39,181	$38,696	$-	$38,696	1.3%
BloomNet	18,475		18,475	18,865		18,865	-2.1%
Gourmet Foods & Gift Baskets	107,125		107,125	104,793	-	104,793	2.2%
Segment Contribution Margin Subtotal	145,019	19,762	164,781	162,354	-	162,354	1.5%
Corporate (b)	(64,000)		(64,000)	(61,580)	243	(61,337)	-4.3%
EBITDA (non-GAAP)	81,019	19,762	100,781	100,774	243	101,017	-0.2%
Add: Stock-based compensation	4,595		4,595	3,454		3,454	33.0%
Add: Compensation charge related to NQ Plan Investment Appreciation (Depreciation)	2,178		2,178	(1,102)		(1,102)	297.6%
Adjusted EBITDA (non-GAAP)	$87,792	$19,762	$107,554	$103,126	$243	$103,369	4.0%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net income to adjusted net income (non-GAAP):	Three Months Ended		Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

Net income	$62,907	$82,530	$31,665	$48,838
Adjustments to reconcile net income to adjusted net income (non-GAAP)
Add: Transaction costs	-	243	-	243
Add: Intangible impairment	19,762	-	19,762	-
Deduct: Income tax effect on adjustments	-	(63)	-	(63)
Adjusted net income (non-GAAP)	$82,669	$82,710	$51,427	$49,018

Basic and diluted net income per common share
Basic	$0.97	$1.28	$0.49	$0.76
Diluted	$0.97	$1.27	$0.49	$0.75

Basic and diluted adjusted net income per common share (non-GAAP)
Basic	$1.28	$1.28	$0.79	$0.76
Diluted	$1.27	$1.28	$0.79	$0.76

Weighted average shares used in the calculation of basic and diluted net income and adjusted net income per common share
Basic	64,835	64,675	64,814	64,606
Diluted	65,177	64,835	65,155	64,820

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net income to adjusted EBITDA (non-GAAP):	Three Months Ended		Six Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

Net income	$62,907	$82,530	$31,665	$48,838
Add: Interest expense and other, net	1,875	4,291	5,831	8,034
Add: Depreciation and amortization	14,152	14,315	27,346	27,009
Add: Income tax expense	26,468	28,304	16,177	16,893
EBITDA	105,402	129,440	81,019	100,774
Add: Stock-based compensation	2,231	1,899	4,595	3,454
Add: Compensation charge related to NQ Plan Investment Appreciation (Depreciation)	2,682	(196)	2,178	(1,102)
Add: Intangible Impairment	19,762	-	19,762	-
Add: Transaction costs	-	243	-	243
Adjusted EBITDA	$130,077	$131,386	$107,554	$103,369

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.